SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT
                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported) April 20, 1999


                      SUPERIOR ENERGY SERVICES, INC.
            (Exact name of registrant as specified in its charter)


            Delaware                 0-20310                75-2379388
(State or other jurisdiction  (Commission File Number)   (IRS Employer
       of incorporation)                                Identification No.)


        1105 Peters Road, Harvey, Louisiana                70058
    (Address of principal executive offices)             (Zip Code)



                              (504) 362-4321
             (Registrant's telephone number, including area code)


            1503 Engineers Road, Belle Chase, Louisiana  70037
        (Former name or former address, if changed since last report.)



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ITEM 5.   OTHER EVENTS

     On April 20, 1999, Superior Energy Services, Inc. ("Superior") entered into an Agreement and Plan of Merger (the "Agreement") with Cardinal Holding Corp. ("Cardinal"), First Reserve Fund VII, Limited Partnership, and First Reserve Fund VIII, Limited Partnership (together, the "First Reserve Funds"). Under the terms of the Agreement, Superior will acquire Cardinal in a transaction valued at approximately $197 million as of April 20, 1999 (the "Merger") including debt to be assumed by Superior. Superior will issue approximately 30 million shares to the current shareholders of Cardinal (the First Reserve Funds are the largest shareholders of Cardinal), which will represent approximately 51% of the shares of Superior outstanding after the Merger on a fully-diluted basis.

     In March, 1999, Cardinal completed an offering of $5 million of equity to current holders of its capital stock, and prior to the closing of the Merger will complete equity offerings on a private placement basis of an aggregate of $45 million to current holders of Cardinal capital stock or other institutional investors. All of the net proceeds of the combined $50 million equity contributions will be used to reduce Cardinal's indebtedness at the closing of the Merger. Prior to the closing of the Merger, Superior will obtain a new credit facility in a principal amount that will produce proceeds sufficient to repay or refinance outstanding Cardinal and Superior indebtedness.

     The Merger is subject to both Superior and Cardinal stockholder approval, Hart-Scott-Rodino clearance and certain other conditions. The necessary filings for Hart-Scott-Rodino clearance will be made as soon as practicable. Superior anticipates submitting the Merger to its stockholders for approval at an annual meeting to be convened as soon as practicable. Subject to the Superior and Cardinal stockholder approvals and the satisfaction of the other conditions, it is anticipated that the Merger will be consummated in the third quarter of this year.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (b)  Exhibits.

          2.1 Agreement and Plan of Merger dated April 20, 1999 among Superior Cardinal Acquisition Company, Inc., Cardinal Holding Corp., First Reserve Fund VII, Limited Partnership, First Reserve Fund VIII, Limited Partnership and the Registrant.(1)


________________

(1) The Registrant hereby agrees to furnish supplementally, upon request of the Commission, a copy of any omitted exhibit or schedule to the agreement referred to in 2.1 above.


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                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              SUPERIOR ENERGY SERVICES, INC.



                              By:  /S/ ROBERT S. TAYLOR
                                          Robert S. Taylor
                                       Chief Financial Officer

Dated:   April 26, 1999